EXHIBIT A-3

FORM OF

AGREEMENT OF MERGER

OF

EASTERN ENTERPRISES
(a Massachusetts business trust)

AND

KEYSPAN NEW ENGLAND, INC.
(a Delaware corporation)

         THIS AGREEMENT OF MERGER, is made and entered into as of _________, 2001, by Eastern Enterprises, a Massachusetts business trust (“Parent”), and KeySpan New England, Inc., a Delaware corporation (“Subsidiary”). Parent and Subsidiary are collectively referred to herein as the “ Constituent Entities.”

         WHEREAS, the total number of shares of stock which Parent has authority to issue is 50,000,000, all of which are common stock and of a par value of $1.00 each; and

         WHEREAS, the total number of shares of stock which Subsidiary has authority to issue is 1,000, all of which are common stock and of a par value of $0.01 each; and

         WHEREAS, Parent owns all of the issued and outstanding shares of capital stock of Subsidiary;

         WHEREAS, the Constituent Entities and the Board of Trustees of Parent and the Board of Directors of Subsidiary declare it advisable and to the advantage, welfare, and best interests of said Constituent Entities and their respective stockholders to merge (the “Merger”) Parent with and into Subsidiary pursuant to the provisions of the General Corporation Law of the State of Delaware (the “DGCL”) and the Business Corporation Law of the Commonwealth of Massachusetts (the “MBCL”) upon the terms and conditions hereinafter set forth;

         WHEREAS, the Constituent Entities intend that the Merger will qualify as a reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended (the “Code”), and that this Agreement of Merger shall be, and is hereby, adopted as a plan of reorganization for purposes of Section 368 of the Code; and

         WHEREAS, this Agreement of Merger shall be submitted to the stockholders of the Constituent Entities for their approval.

         NOW, THEREFORE, in consideration of the premises and of the mutual agreement of the parties hereto, this Agreement of Merger and the terms and conditions hereof and the mode of carrying the same into effect, together with any provisions required or permitted to be set forth herein, are hereby determined and agreed.

         1.  At the Effective Time (as defined in paragraph 7), Parent shall be merged with and into Subsidiary in accordance with Section 254 of the DGCL and Section 83 of MBCL and the separate existence of Parent shall thereupon cease, and Subsidiary, as the surviving corporation in the merger (the “ Surviving Corporation”), shall continue its corporate existence in accordance with the DGCL under its present name. The separate existence of Parent, which is sometimes hereinafter referred to as the “Terminating Corporation,” shall cease at the Effective Time in accordance with the provisions of the DGCL and the MBCL.

         2.  The Certificate of Incorporation of the Surviving Corporation, as now in force and effect, shall continue to be the Certificate of Incorporation of said Surviving Corporation and will continue in full force and effect until further amended and changed in the manner prescribed by the provisions of the DGCL.

         3.  The by-laws of the Surviving Corporation at the Effective Time will be the by-laws of the Surviving Corporation and will continue in full force and effect until changed, altered, or amended as therein provided and in the manner prescribed by the provisions of the DGCL.

         4.  The directors and officers in office of Subsidiary at the Effective Time shall be the members of the first Board of Directors and the first officers of the Surviving Corporation, all of whom shall hold their directorships and offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the by-laws of the Surviving Corporation.

         5.  At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any securities of the Constituent Entities:

           a.  each share of common stock of the Terminating Corporation, if any, held in the Terminating Corporation's treasury or owned beneficially by Subsidiary at the Effective Time shall be canceled and retired without payment of any consideration therefor;

           b.  each other issued and outstanding share of common stock of the Terminating Corporation outstanding at the Effective Time shall be converted into, represent the right to receive and thereafter be exchanged for [one] share of the common stock of the Surviving Corporation;

           c.  each issued and outstanding share of common stock of Subsidiary held or owned beneficially by the Terminating Corporation at the Effective Time shall be cancelled and retired without payment of any consideration therefor; and

           d.  each other issued share of Subsidiary, if any, outstanding at the Effective Time, shall be converted into, represent the right to receive and thereafter be exchanged for $0.01 per share.

         6.  If, at any time after the Effective Time, any further assignments or assurances in law or any other things are necessary or desirable to vest or to perfect or confirm of record in the Surviving Corporation the title to any property or rights of the Terminating Corporation, or otherwise to carry out the provisions of this Agreement of Merger, the officers and directors of the Surviving Corporation are hereby authorized and empowered on behalf of the Terminating Corporation, in the name of and on behalf of the Terminating Corporation, to execute and deliver any and all things necessary or proper to vest or to perfect or confirm title to such property or rights in the Surviving Corporation, and otherwise carry out the purposes and provisions of this Agreement of Merger and comply with the provisions of the DGCL and the MBCL.

         7.  The effective time (the “Effective Time”) of this Agreement of Merger, and the time when the merger herein agreed upon shall become effective, shall be upon filing of an appropriate Certificate of Merger with the Secretary of State of Delaware and an appropriate Articles of Merger with the Secretary of the Commonwealth of Massachusetts.

         8.  This Agreement of Merger may be executed in two counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement of Merger to be executed on its behalf by duly authorized officers as of the date first above written.

                                        EASTERN ENTERPRISES,
                                        a Massachusetts business trust

                                        By: ____________________________________
                                            Name:
                                            Title:

                                        KEYSPAN NEW ENGLAND, INC., a
                                        Delaware corporation

                                       By: ____________________________________
                                           Name:
                                           Title:

CERTIFICATE OF SECRETARY OF
EASTERN ENTERPRISES

The undersigned, being the Secretary of Eastern Enterprises, a Massachusetts business trust (“Parent”), does hereby certify that a resolution adopting the foregoing Agreement of Merger was approved at a duly called special meeting by the holders of all of the outstanding common stock of said business trust, in accordance with the applicable provisions of the Deed of Trust, as amended and in effect on the date hereof, of Parent.

Dated: ____________, 2001

                                   _______________________________________
                                        Secretary

CERTIFICATE OF SECRETARY OF
KEYSPAN NEW ENGLAND, INC.

The undersigned, being the Secretary of KeySpan New England, Inc., a Delaware corporation, does hereby certify that written consent has been given to the adoption of the foregoing Agreement of Merger by the holder of all of the outstanding stock of said corporation, in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

Dated: ______________, 2001

                                  _______________________________________
                                       Secretary